Exhibit 99.1

Contact:
Bruce Widener, CEO
502-657-3507
investors@askbeacon.com

Porter, LeVay & Rose, Inc.
Marlon Nurse, V.P. – Investor Relations
212-564-4700

Halliburton Investor Relations
Geralyn DeBusk, President, or Hala Elsherbini, COO
972-458-8000

BEACON SOLUTIONS EXPECTS TO REPORT NET SALES GROWTH OF MORE THAN 30% FOR FISCAL 2011

-- Gross Profit Margin in Line With Expectations --
-- Continued and Significant Reduction in SG&A Expenses --

LOUISVILLE, KY, October 26, 2011 -- Beacon Enterprise Solutions Group, Inc. (OTC BB:  BEAC) (www.askbeacon.com), an emerging global leader in the design, implementation and management of high performance Information Technology Systems (“ITS”) infrastructure solutions, anticipates reporting fiscal 2011 net sales, for the period ending September 30, 2011, will increase more than 30% over fiscal 2010 net sales, which were $14 million.  Gross profit margin for the fourth quarter is expected to range between 35% - 40%, in line with the Company’s expectations.  SG & A expenses are expected to reflect continued significant reductions in comparison with fiscal 2010.

Bruce Widener, Chairman and CEO of Beacon Enterprise Solutions said, “Our continued growth reflects our improved sales and marketing efforts, including expanded engagements with existing customers and adapting to the needs of our clients during these challenging economic times.  Our focus on expense reduction will also contribute significantly to our financial results.  We look forward to discussing our full operating results for 2011 and prospects for continued growth in 2012 on our upcoming conference call after we file our annual report in early December.”

Beacon expects to report full financial results for the fiscal 2011 fourth quarter and full fiscal year ended September 30, 2011, during the week of December 12, 2011.  Conference call details to be announced shortly.

About Beacon Enterprise Solutions Group, Inc.

Beacon Enterprise Solutions Group is an emerging global leader in the design, implementation and management of high performance Information Technology Systems (“ITS”) infrastructure solutions.  Beacon offers fully integrated, turnkey IT infrastructure solutions capable of fully servicing the largest companies in the world as they increasingly outsource to reduce costs while optimizing critical IT design and infrastructure management.  Beacon is headquartered in Louisville, Kentucky, with regional headquarters in Cincinnati, Ohio, Dublin, Ireland, Prague, Czech Republic and personnel located throughout the United States and Europe.

For additional information, please visit Beacon’s corporate website: www.askbeacon.com

This press release may contain “forward-looking statements.” Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.  These forward-looking statements may include, without limitation, statements about our market opportunity, strategies, competition, expected activities and expenditures as we pursue our business plan.  Although we believe that the expectations reflected in any forward looking statements are reasonable, we cannot predict the effect that market conditions, customer acceptance of products, regulatory issues, competitive factors, or other business circumstances and factors described in our filings with the Securities and Exchange Commission may have on our results.  The company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

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Contact:
Bruce Widener, CEO
502-657-3507
investors@askbeacon.com

Porter, LeVay & Rose, Inc.
Marlon Nurse, V.P. – Investor Relations
212-564-4700

Halliburton Investor Relations
Geralyn DeBusk, President, or Hala Elsherbini, COO
972-458-8000

Beacon Enterprise Solutions to Host Conference Call on Tuesday, December 13, 2011 at 10:00 a.m. EST to Discuss Fiscal 2011 Year-End Results

LOUISVILLE, KY, October 26, 2011 -- Beacon Enterprise Solutions Group, Inc. (OTC BB:  BEAC) (www.askbeacon.com), an emerging global leader in the design, implementation and management of high performance Information Technology Systems (“ITS”) infrastructure solutions, will host a conference call to discuss its fourth quarter and fiscal year-end financial results on Tuesday, December 13, 2011, at 10:00 a.m. EST.  Beacon expects to issue its financial results for the fourth quarter and fiscal year-end on Monday, December 12, 2011, aftermarket.

Participants on the call will include Bruce Widener, Chairman and CEO; Jerry Bowman, President and COO; Victor Agruso, Chief Administrative Officer and S. Scott Fitzpatrick Vice President Corporate Controller and Treasurer.

The teleconference can be accessed by calling 888-495-3916 and entering conference ID # 20119461.  Participants outside of the U.S. and Canada can join by calling 706-634-7530 and entering the same conference ID.  Please dial in 15 minutes prior to the beginning of the call.

The conference call will be simultaneously webcast and available on the company's website, http://www.askbeacon.com, under the "Investor Relations" tab.  A digital recording of the conference call will be available for replay two hours after the end of the call's completion until 11:59 p.m. EST on Thursday, December 15, 2011 by calling 404-537-3406 and entering conference ID # 20119461.

About Beacon Enterprise Solutions Group, Inc.

Beacon Enterprise Solutions Group is an emerging global leader in the design, implementation and management of high performance Information Technology Systems (“ITS”) infrastructure solutions.  Beacon offers fully integrated, turnkey IT infrastructure solutions capable of fully servicing the largest companies in the world as they increasingly outsource to reduce costs while optimizing critical IT design and infrastructure management.  Beacon is headquartered in Louisville, Kentucky, with regional headquarters in Cincinnati, Ohio, Dublin, Ireland, Prague, Czech Republic and personnel located throughout the United States and Europe.

For additional information, please visit Beacon’s corporate website: www.askbeacon.com

This press release may contain “forward-looking statements.” Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.  These forward-looking statements may include, without limitation, statements about our market opportunity, strategies, competition, expected activities and expenditures as we pursue our business plan.  Although we believe that the expectations reflected in any forward looking statements are reasonable, we cannot predict the effect that market conditions, customer acceptance of products, regulatory issues, competitive factors, or other business circumstances and factors described in our filings with the Securities and Exchange Commission may have on our results.  The company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

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